                       Metropolitan Life Insurance Company

                                Power of Attorney

                                James L. Lipscomb
                  Executive Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that I, the Executive Vice President and General Counsel of Metropolitan Life Insurance Company, a New York company, do hereby designate Michele H. Abate, John E. Connolly, Jr., Myra L. Saul and Marie C. Swift, and each of them severally, for so long as each of them are in the employ of MetLife Group and until I revoke such designation, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with:

     . Metropolitan Life Separate Account UL (Equity Advantage VUL and UL II File No. 033-47927, Equity Advantage VUL File No. 333-147508, Equity Options File No. 333-40161, Advantage Equity Options File No. 333-131664, MetFlex File No. 033-57320, Group VUL File No. 033-91226,
          MetLife UL II File No. 033-32813 and Variable Life File No. 333-____),

     . Metropolitan Life Separate Account E (Preference Plus, Financial Freedom Account and VestMet File No. 002-90380, MetLife Settlement Plus File No. 333-80547, MetLife Income Security Plan File No. 333-43970, Preference Plus Select File No. 333-52366, MetLife Asset Builder File No. 333-69320, MetLife Financial Freedom Select File No. 333-83716, Preference Plus Income Advantage File No. 333-122883, MetLife Personal IncomePlus File No. 333-122897, Preference Premier Variable Annuity File No. 333-153109 and Variable Annuity File No. 333- _____),

     .    The New England Variable Account (Zenith Accumulator File No.
          333-11131),

     .    New England Variable Annuity Fund I (File No. 333-11137),

     . New England Life Retirement Investment Account (Preference File No. 333-11133),

     .    Separate Account No. 13 S (File No. 333-110185),

     .    Security Equity Separate Account Twenty-Six (File No. 333-110183),

     .    Security Equity Separate Account Twenty-Seven (File No. 333-110184),

     . Paragon Separate Account A (Group American Plus File No. 333-133699 and AFIS File No. 333-133674),

     . Paragon Separate Account B (DWS Direct, Multi Manager Direct, Multi Manager II File No. 333-133675, DWS Commission, Multi Manager Commission, Morgan Stanley product, Putnam product, MFS product, Multi Manager III (Aon) File No. 333-133671 and Variable Life File No. 333- _____),

     . Paragon Separate Account C (Fidelity Direct File No. 333-133678, Fidelity Commission File No. 333-133673 and Variable Life File No. 333- ____),

     . Paragon Separate Account D (Joint Survivor VUL File No. 333-133698 and Individual Variable Life File No. 333-133672)

     . Metropolitan Life Variable Annuity Separate Account I (Flexible Premium Variable Deferred Annuity File No. 333-138114 and Flexible Premium Variable Annuity File No. 333-138112), and

     . Metropolitan Life Variable Annuity Separate Account II (Flexible Premium Variable Deferred Annuity File No. 333-138115 and Flexible Premium Variable Annuity File No. 333-138113),

as authorized under the attached powers of attorney as signed by the Board of Directors, the Chairman of the Board, the Chief Financial Officer and the Chief Accounting Officer, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of March, 2009.


/s/ James L. Lipscomb
------------------------------------
James L. Lipscomb
Executive Vice President and General Counsel